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2 This presentation contains forward-looking statements within the meaning of Section 21 E of the Securities Exchange Act of 1934 including, but not limited to, the Company’s progress and anticipated progress towards its long-term objectives, as well as more generally the status of its future liquidity and financial condition and its outlook for the Company’s fiscal 2021 fourth quarter and for its 2021 fiscal year. Many of these forward-looking statements can be identified by use of words such as may, will, expect, anticipate, approximate, estimate, assume, continue, model, project, plan, goal, preliminary, and similar words and phrases, although the absence of those words does not necessarily mean that statements are not forward-looking. The Company’s actual results and future financial condition may differ materially from those expressed in any such forward-looking statements as a result of many factors. Such factors include, without limitation: general economic conditions including the housing market, a challenging overall macroeconomic environment and related changes in the retailing environment; risks associated with the COVID-19 pandemic and the governmental responses to it, including its impacts across the Company’s businesses on demand and operations, as well as on the operations of the Company’s suppliers and other business partners, and the effectiveness of the Company’s actions taken in response to these risks; consumer preferences, spending habits and adoption of new technologies; demographics and other macroeconomic factors that may impact the level of spending for the types of merchandise sold by the Company; civil disturbances and terrorist acts; unusual weather patterns and natural disasters; competition from existing and potential competitors across all channels; pricing pressures; liquidity; the ability to achieve anticipated cost savings, and to not exceed anticipated costs, associated with organizational changes and investments, including the Company’s strategic restructuring program and store network optimization strategies; the ability to attract and retain qualified employees in all areas of the organization; the cost of labor, merchandise, logistical costs and other costs and expenses; potential supply chain disruption due to trade restrictions or otherwise, and other factors such as natural disasters, pandemics, including the COVID-19 pandemic, political instability, labor disturbances, product recalls, financial or operational instability of suppliers or carriers, and other items; the ability to find suitable locations at acceptable occupancy costs and other terms to support the Company’s plans for new stores; the ability to establish and profitably maintain the appropriate mix of digital and physical presence in the markets it serves; the ability to assess and implement technologies in support of the Company’s development of its omnichannel capabilities; the ability to effectively and timely adjust the Company’s plans in the face of the rapidly changing retail and economic environment, including in response to the COVID-19 pandemic; uncertainty in financial markets; volatility in the price of the Company’s common stock and its effect, and the effect of other factors, including the COVID-19 pandemic, on the Company’s capital allocation strategy; risks associated with the ability to achieve a successful outcome for the Company’s business concepts and to otherwise achieve its business strategies; the impact of intangible asset and other impairments; disruptions to the Company’s information technology systems, including but not limited to security breaches of systems protecting consumer and employee information or other types of cybercrimes or cybersecurity attacks; reputational risk arising from challenges to the Company’s or a third party product or service supplier’s compliance with various laws, regulations or standards, including those related to labor, health, safety, privacy or the environment; reputational risk arising from third-party merchandise or service vendor performance in direct home delivery or assembly of product for customers; changes to statutory, regulatory and legal requirements, including without limitation proposed changes affecting international trade; changes to, or new, tax laws or interpretation of existing tax laws; new, or developments in existing, litigation, claims or assessments; changes to, or new, accounting standards; and foreign currency exchange rate fluctuations. Except as required by law, the Company does not undertake any obligation to update its forward-looking statements.

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5 ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ 3 ▪ 3 *Fiscal November ending 11/27; Calendar November ending 11/30; Thanksgiving to Cyber Monday period ending 11/30

6 1 2 2 Note: The Company’s four Core banners include Bed Bath & Beyond, buybuy BABY, Harmon Face Values and Decorist.

7 • • • Stores Digital

8 • • • • • 1 • Total Net Sales Divestitures Fleet Optimization Note: The Company’s four Core banners include Bed Bath & Beyond, buybuy BABY, Harmon Face Values and Decorist. Stores Digital Core Banner Net Sales (excl. Divestitures) Comparable Sales Supply Chain Disruptions*

9 1 1 1 1 1 Note: Based on Core business

10 Note: numbers may not add due to rounding •

11 3 Cash Flow Reflects Seasonality & Strategic Holiday Inventory Investments Amidst Supply Chain Headwinds 3

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13 Note: Adj. gross margin, adj, EBITDA & adj. EPS are non-GAAP financial measures. For a reconciliation to comparable GAAP measures, see Appendix of this presentation. Key Considerations: ▪ Depreciation & Amortization: $64M-$69M ▪ Interest Expense: approx. $16M ▪ Tax Rate: 28% - 30% (excluding discrete items)

14 CURRENT PRIOR approx. $7.9B $8.1B - $8.3B +HSD +LDD 34.0% - 34.5% Approx. 34.0% - 35.0% Approx. 34% Approx. 32% $290M - $310M $425M - $465M ($0. 15) - $0. 00 $0.70 - $1.10 Note: Adj. gross margin, adj. SG&A, adj, EBITDA & adj. EPS are non-GAAP financial measures. For a reconciliation to comparable GAAP measures, see Appendix of this presentation. Key Considerations: ▪ Comp Sales (Q1’21 – Q4’21): +high-single digits ▪ Depreciation & Amortization: approx. $256M - $260M ▪ Interest Expense: approx. $64M Capital Allocation ▪ CAPEX: approx. $350M ▪ Share Repurchase: approx. $625M

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TRANSFORMATION UPDATE

Key Strategic Initiatives

⬆ on-track

	Initiative	3-Year Strategic Plan	Fiscal Year 2021 (Year 1) of Transformation		Q3'21 Snapshot
commercial	Digital-First, Omni-Always	✓ Stores as fulfillment hubs ✓ Omni-always platform	✓ Invest in key projects for **enhanced capabilities**	on-track	✓ Launched **digital Marketplace** to expand platform ✓ Announces partnership with **Kroger E-commerce** ✓ **First home retailer** on DoorDash Marketplace
commercial	Store Remodel & Fleet Optimization	✓ **Remodel** ~450 BBB stores ✓ **Close** ~ 200 BBB stores	✓ Approx. 130 to 150 **remodels** ✓ Approx. 200 BBB **closures** (cumulative)	on-track	✓ **+MSD% sales lift** in remodels continue (ytd) ✓ **82 remodels** to-date & **~170 closed** (cumulative)
commercial	Inspirational merchandising assortment including Owned Brands	✓ Launch **10** BBB Owned Brands ✓ Owned Brand penetration of **30%**	✓ Introduce **8 Owned Brands** ✓ Launched 6 Owned Brands in 1H21 ✓ Owned brand penetration of 20%	on-track	✓ Launched **two** Owned Brands, successfully achieving target of **eight Owned Brands** in FY21 ✓ Penetration of **25% Overall** ✓ Developing Owned Brands for **buybuy BABY**
commercial	Accelerate growth of buybuy BABY & Harmon Banners	✓ Increase BABY sales to $1.5B+	✓ Modernize **destination categories** & extend value prop ✓ **Age up** strategy	on-track	✓ **Double-digit positive comp sales bbBABY growth & sustaining YTD market share gains** ✓ **Digital penetration >50%** at BABY
operational	Modernize supply chain and technology	✓ Reduce store replenishment to 10 days (via RDCs) ✓ New tech roadmap (merch, ERP & supply chain)	✓ Plan and begin implementation of two **RDC**s in NE/West ✓ Initiate new Oracle **ERP** rollout	on-track	✓ Signed LOI for West Coast RDC in Southern California; on track for construction in 2022 ✓ Beginning final round of ERP testing ahead of 1Q22 activation within Finance

BED BATH & BEYOND

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18 Three Pillars of Transformation ELEVATE EXPERIENCE: Overhauled websites with new look, reduced steps to checkout and AI-powered search UNLOCK OMNI-ALWAYS: launched BOPIS & curbside pickup services TRANSFORM TO DIGITAL FIRST: Upgraded tools and processes to improve speed to market Digital Sales penetration Digital penetration vs. 2019 Visits to website Omni + Digital active shoppers Total digital sales fulfilled by stores incl. approx. 15% BOPIS Note: App data (launches and first-time visitors) relates to Bed Bath & Beyond banner only

19 • 82 store remodels to-date • Continue to deliver mid-single digit sales lift (YTD) • On track to deliver approx. 130 remodels across US & CAN as planned despite supply chain challenges

20 • 170 Bed Bath Banner Closures-to-Date (5 in Qtr) • Sales transference rate of >20% continues • On track to close approx. 200 store closures through FY21 Continuing to position our network for the future: ✓ Disciplined management of inventory and receipts ✓ Partnership with recognized liquidation service ✓ Robust in-store and digital local marketing ✓ Data-driven tracking and monitoring

21 • Launching in early 2022 on Kroger.com • Offering an extensive selection of the most sought-after goods for home and baby products • Launching in select Kroger brick & mortar stores in 2022 • Branded shop-in-shop experience with exclusive Owned Brands and national brands

22 Launched November 2021 Share the happy. Launched October 2021 Designed for modern living.

23 Bring your story to life Launched June 2021 Escape the noise Launched April 2021 Launched July 2021 Solutions for a well-kept home Launched May 2021 Home starts here Launched June 2021 Start with food. End with love. Launched March 2021 everyday comfort Launched October 2021 Designed for modern living. Launched November 2021 Share the happy.

24 ✓ Penetration approximately 25% in chain ✓ Penetration above chain in remodeled stores ✓ Extending Owned Brands to the buybuy BABY business

25 Positive Net Sales growth vs. Q3’20 with market share elevated (ytd) Continued market share gains Digital penetration of total BABY Sales Note: As shared during Investor Day 2020

26 Delivering Value ✓ Increased digital capabilities ✓ Flexibility, agility and scalability ✓ Speed to market ✓ More efficient technology operations ✓ Shift spend towards innovation ✓ Improved return on technology investment ▪ 35-day store replenishment ▪ Vendor direct network with consolidation hubs ▪ Inefficiencies driving high, uncompetitive costs ▪ Disparate legacy technology ▪ Legacy and siloed architecture and applications ▪ Reactive and manually intensive operating model ▪ Vendor pool consolidation underway with NE RDC ▪ Signed LOI for West Coast RDC in Southern California ▪ West Coast RDC construction to begin in 2022 ▪ RELEX system successfully launched ▪ Beginning final round of ERP testing ▪ ERP launch on track for 2022 ▪ 10-day store replenishment ▪ 4 regional DCs ▪ Increased standardization to lower total supply chain costs ▪ Cloud-based and scalable infrastructure ▪ New ERP ▪ Automated and agile operating model

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29 $(25) $25 $75 $125 $175 $225 $275 Accelerated Share Repurchase Program PMALL Divesture One Kings Lane Divesture Announced Acceleration of Remaining $1B Program to 2021 TO BE COMMUNICATED IN FY2022 Linen , CTS & Distribution Center Divestiture CPWM Divestiture $600M cash in-flow from divestitures Note: All dollar values of share repurchases reflect open market repurchases more than $700M repurchased through Q3’21 QUARTERLY FY

30 Program-To-Date: 31M or 24% reduction in share count to enhance shareholder value through share repurchases

31 ▪ People: In recognition of World Mental Health Day, closed corporate office and provided store associates with additional holiday to promote more balance and well-being during these extraordinary times ▪ Community: BBBY’s stronger, together relief fund, created to provide support for our associate - by our associates, launched a holiday giving drive this season with an increase in corporate match from 50% to 100% for all associate donations

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34 • The following table shows a quarterly summary of the Company’s fiscal 2019 and 2020 net sales on both a Reported GAAP basis and on a Core Go-Forward basis, which excludes sales from divested banners. • The Company is providing this additional transparency to help analysts and investors gain further perspective on the Company’s recent portfolio transformation and the quarterly comparisons of the Core Go-Forward banners, which include Bed Bath & Beyond, buybuy BABY, Harmon Face Values and Decorist. Note: numbers may not add due to rounding Reported $2,573 $2,719 $2,759 $3,107 $11,159 $1,307 $2,688 $2,618 $2,619 $9,233 Core $2,080 $2,263 $2,191 $2,471 $9,006 $1,128 $2,239 $2,186 $2,390 $7,943

35 1 Comparable Sales reflects the year-over-year change in sales from the Company's retail channels, including stores and digital, that have been operating for twelve full months following the opening period (typically six to eight weeks). Comparable Sales excludes the impact of the Company's store network optimization program. 2 Adjusted items refer to comparable sales as well as financial measures that are derived from measures calculated in accordance with GAAP, which have been adjusted to exclude certain items. Adjusted Gross Margin, Adjusted SG&A, Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted EPS - Diluted are non-GAAP financial measures. For more information about non-GAAP financial measures, see “Non-GAAP Information” below. 3Total Liquidity includes cash & investments and availability under the Company’s asset-based revolving credit facility. This presentation contains certain non-GAAP information, including adjusted earnings before interest, income taxes, depreciation and amortization ("EBITDA"), adjusted EBITDA margin, adjusted gross margin, adjusted SG&A, adjusted net earnings per diluted share, and free cash flow. Non-GAAP information is intended to provide visibility into the Company’s core operations and excludes special items, including non-cash impairment charges related to certain store-level assets and tradenames, loss on sale of businesses, loss on the extinguishment of debt, charges recorded in connection with the restructuring and transformation initiatives, which includes accelerated markdowns and inventory reserves related to the planned assortment transition to Owned Brands and costs associated with store closures related to the Company's fleet optimization and the income tax impact of these items. The Company’s definition and calculation of non-GAAP measures may differ from that of other companies. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported GAAP financial results. For a reconciliation to the most directly comparable US GAAP measures and certain information relating to the Company’s use of Non-GAAP financial measures, see “Non- GAAP Financial Measures” below.

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